Exhibit 10.3

EXECUTION VERSION

364-DAY TERM CREDIT AGREEMENT

dated as of January 12, 2026,

among

CENCORA, INC.,

the LENDERS party hereto

and

CITIBANK, N.A.,
as Administrative Agent

CITIBANK, N.A.,
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

TABLE OF CONTENTS

i

Schedules

Schedule 2.01	Commitments
Schedule 6.02	Existing Liens

Exhibits

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Solvency Certificate
Exhibit C-1	Form of US Tax Compliance Certificate (For Non-US Lenders That Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit C-2	Form of US Tax Compliance Certificate (For Non-US Participants That Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit C-3	Form of US Tax Compliance Certificate (For Non-US Participants That Are Partnerships For US Federal Income Tax Purposes)
Exhibit C-4	Form of US Tax Compliance Certificate (For Non-US Lenders That Are Partnerships For US Federal Income Tax Purposes)

364-DAY TERM CREDIT AGREEMENT dated as of January 12, 2026 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among CENCORA, INC., a Delaware corporation (the “Company”), the LENDERS from time to time party hereto and CITIBANK, N.A., as Administrative Agent.

The Company has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to make, and the Lenders are willing, on the terms and subject to the conditions set forth herein, to make Loans.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR Borrowing” means any Borrowing comprised of ABR Loans.

“ABR Loan” means a Loan that bears interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Company” means Opry Investment Holdings I, LLC, a Delaware limited liability company.

“Acquired Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Acquired Company, dated as of June 9, 2023, as amended by Amendment 1, dated as of June 30, 2023, Amendment 2, dated as of October 17, 2023, Amendment 3, dated as of October 10, 2024, Amendment 4, dated as of October 30, 2024 and Amendment 5, dated as of October 3, 2025.

“Acquired Company Refinancing” means, collectively, the repayment of all principal, interest, fees and other amounts outstanding or accrued under that certain Credit Agreement, dated as of June 9, 2023, by and among OneOncology, LLC, ON Midco II, LLC, Blue Owl Credit Income Corp., as administrative agent, and the lenders and issuing banks party thereto, the termination of all commitments thereunder, the cancellation (or cash collateralization or otherwise backstopping in a manner reasonably satisfactory to the issuer thereof) of all letters of credit issued thereunder and the release and termination of all Guarantees and Liens created in connection therewith.

“Acquisition” means any acquisition (in one transaction or a series of related transactions, and including pursuant to a merger or consolidation) of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person.

“Acquisition Agreement Representations” means such representations and warranties made by or with respect to any Specified Acquisition Seller, the Acquired Company and its subsidiaries in the Specified Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Company (or its Subsidiary) has the right to terminate its (or such Subsidiary’s) obligations under the Specified Acquisition Agreement, or to decline to consummate the Specified Acquisition pursuant to the Specified Acquisition Agreement, as a result of a breach of such representations and warranties in the Specified Acquisition Agreement.

“Acquisition Indebtedness” means any Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Company and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Material Acquisition (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition, or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (subject to any extensions of such date agreed by the parties to such definitive documentation) then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Material Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (subject to any extensions of such date agreed by the parties to such definitive documentation) (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Administrative Agent” means Citibank N.A., in its capacity as administrative agent for the Lenders hereunder, or any successor appointed in accordance with Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any branch or Affiliate of Citibank N.A. through which Citibank N.A. shall perform any of its obligations in such capacity hereunder or under the other Loan Documents.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to any Lender.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble hereto.

“AHF Money Market Loan Credit Agreement” means that certain Master Money Market Loan Agreement, dated as of July 5, 2023, executed by Alliance Healthcare France SA (AHF), as borrower, and Société Générale, as original lender.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% and (c) the Term SOFR for a one month Interest Period as published two US Government Securities Business Days prior to such day (or if such day is not a US Government Securities Business Day, the immediately preceding US Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate as so determined shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest with respect to Term SOFR pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement with respect to Term SOFR has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate determined as set forth above would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Ancillary Document” has the meaning set forth in Section 11.06(b).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules and regulations of any jurisdiction applicable to the Company and the Subsidiaries concerning or relating to bribery, money laundering or corruption.

“Applicable Rate” means, for any day, with respect to the Ticking Fees payable hereunder or with respect to Term SOFR Loans, Daily Simple SOFR Loans (if applicable pursuant to Section 2.14) or ABR Loans, as the case may be, the applicable rate per annum set forth below under the caption “Ticking Fee Rate”, “Term SOFR/Daily Simple SOFR Spread” or “ABR Spread”, as the case may be, based upon the Ratings by S&P, Moody’s and Fitch in effect on such day:

Category	Ratings (S&P/Moody’s/Fitch)	Ticking Fee Rate (basis points per annum)	Term SOFR/Daily Simple SOFR Spread (basis points per annum)	ABR Spread (basis points per annum)
Category 1	BBB+/Baa1/BBB+ or higher	6.0	87.5	0.0
Category 2	BBB/Baa2/BBB	8.0	100.0	0.0
Category 3	Lower than BBB/Baa2/BBB	10.0	112.5	12.5

For purposes of the foregoing, (a) if the Ratings established by Moody’s, S&P and Fitch shall fall within different Categories, then (i) if three Ratings are in effect, either (A) if two of the three Ratings are in the same Category, the Applicable Rate shall be based on that Category or (B) if all three of the Ratings are in different Categories, the Applicable Rate shall be based on the Category in which the second highest of the three Ratings shall fall and (ii) if only two Ratings are in effect, the Applicable Rate shall be based on the Category in which the higher of the Ratings shall fall unless the Ratings differ by two or more Categories, in which case the Applicable Rate shall be based on the Category one level below that corresponding to the higher Rating, (b) if any of Moody’s, S&P and Fitch shall not have a Rating in effect, then (i) if only one rating agency shall not have a Rating in effect, the Applicable Rate shall be determined by reference to the remaining two effective Ratings as set forth above, (ii) if only one rating agency shall have a Rating in effect, the Applicable Rate shall be determined by reference to that Rating and (iii) if none of Moody’s, S&P or Fitch shall have a Rating in effect (other than by reason of the circumstances referred to in the last sentence of this definition), the Applicable Rate shall be determined on the basis of Category 3 and (c) if the Rating established by Moody’s, S&P or Fitch shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the third Business Day following the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Ratings of the other rating agencies (or, if the circumstances referred to in this sentence shall affect all such rating agencies, the Ratings most recently in effect prior to such changes or cessations).

“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Citibank N.A. and JPMorgan Chase Bank, N.A., each in its capacity as arranger for the credit facility established hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(b)(v).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Loan, the Relevant Rate for such Loan; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the Daily Simple SOFR, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)      the Daily Simple SOFR; or

(2)      the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in US Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in US Dollars at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “US Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)      in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)      in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof), continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)      a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2)      a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)      a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means US$5,000,000.

“Borrowing Multiple” means US$500,000.

“Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Company.

“Bridge Facility” means the $4,500,000,000 364-day senior unsecured bridge loan facility as contemplated by the certain Commitment Letter, dated as of December 12, 2025, among the Company, Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Term SOFR Loan or Daily Simple SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Loans referencing the Term SOFR or Daily Simple SOFR or any other dealings of any Loans referencing the Term SOFR or Daily Simple SOFR, the term “Business Day” shall also exclude any day that is not a US Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), of Equity Interests representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of the Company.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule or regulation, (b) any change in any law, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or made or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Claims” has the meaning set forth in Section 2.18(c).

“Closing Date” means the first date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 11.02), which is acknowledged to be January 12, 2026.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Termination Date” means the earliest of (a) 11:59 p.m., New York City time, on March 12, 2026; provided that if the date first set forth in Section 8 of the Specified Short Form Purchase Agreement, as in effect on the Signing Date, shall have been extended as set forth in such Section, as in effect on the Signing Date, then the date set forth in this clause (a) shall be automatically extended to June 12, 2027, (b) the consummation of the Specified Acquisition and (c) the date that the Specified Short Form Acquisition Agreement is terminated or expires in accordance with its terms without the consummation of the Specified Acquisition.

“Commitments” means, with respect to each Lender, the commitment of such Lender to make a Loan to the Company on the Funding Date, as such commitment may be reduced or increased from time to time pursuant to Section 2.09 or assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed or acquired its Commitment, as the case may be. The aggregate amount of the Commitments as of the Closing Date is US$3,000,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender through an Approved Electronic Platform.

“Company” has the meaning set forth in the preamble to this Agreement.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum, without duplication, of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) extraordinary, unusual or non-recurring charges, costs or expenses (whether cash or noncash), including such charges, costs and expenses with respect to litigation or opioid matters, (v) restructuring, integration and other charges, costs and expenses that relate to any Acquisition, any Disposition, any equity investment or any related transactions, in each case, not prohibited hereunder, (vi) any LIFO adjustment (if negative) or charge for such period, (vii) non-cash charges for such period associated with derivatives transactions, including such non-cash charges attributed to warrants issued and any associated hedging transactions and (viii) non-cash losses attributable to remeasurement of the financial statements of any Subsidiary due to the jurisdiction of organization of such Subsidiary being a highly inflationary economy (as determined under GAAP), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary, unusual or nonrecurring non-cash gains for such period, (ii) any LIFO adjustment (if positive) or credit for such period, (iii) any non-cash gains for such period associated with derivatives transactions, including such non-cash gains attributed to warrants issued and any associated hedging transactions, all determined on a consolidated basis in accordance with GAAP and (iv) non-cash gains attributable to remeasurement of the financial statements of any Subsidiary due to the jurisdiction of organization of such Subsidiary being a highly inflationary economy (as determined under GAAP). In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated EBITDA shall be determined for such period on a pro forma basis as if such Material Acquisition or Material Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income or loss of any Person (other than the Company) that is not a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into, amalgamated with or consolidated with the Company or any Subsidiary or the date that such Person’s assets are acquired by the Company or any Subsidiary and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the non-controlling interest in such Subsidiary.

“Consolidated Tangible Assets” means the book value of the total consolidated assets of the Company and the Subsidiaries less the book value of all intangible assets, including goodwill, trademarks, non-compete agreements, customer relationships, patents, unamortized deferred financing fees, and other rights or nonphysical resources that are presumed to represent an advantage to the Company in the marketplace, in each case determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 11.18(b).

“Credit Party” means the Administrative Agent or any Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Interest Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five US Government Securities Business Days prior to (a) if such SOFR Interest Day is a US Government Securities Business Day, such SOFR Interest Day or (b) if such SOFR Interest Day is not a US Government Securities Business Day, the US Government Securities Business Day immediately preceding such SOFR Interest Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if such rate as so determined shall be less than zero, such rate shall be deemed to be zero. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR. If by 5:00 p.m., New York City time, on the second US Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding US Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SOFR.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including by reference to a particular Default, if any) has not been satisfied or (ii) to pay over to any Credit Party any other amount required to be paid by it hereunder, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing, including by reference to a particular Default, if any) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of such certification) to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Disposition” means any sale, transfer or other disposition (in one transaction or a series of related transactions) of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company and its Subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Duration Fee” has the meaning set forth in Section 2.12(b).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution or firm described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution or firm described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) the Company, any Subsidiary or any other Affiliate of the Company or (iii) a Defaulting Lender or a Person that would be Defaulting Lender upon effectiveness of the applicable assignment.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous or toxic materials, substances or wastes or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent pursuant to Section 4063, 4203 or 4205 of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“Erroneous Payment” has the meaning set forth in Section 8.04(c)(i).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 8.04(c)(iv).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 8.04(c)(iv).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 8.04(c)(vi).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to any Lender, (a) income or franchise Taxes imposed on (or measured by) its net income by (i) the United States of America or (ii) the jurisdiction under the laws of which such Lender is organized, in which its principal office is located or in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction described in clause (a)(ii) above, (c) any withholding Taxes that are attributable to the failure of such Lender to comply with Section 2.17(f) or 2.17(g), (d) other than with respect to any Lender that becomes a Lender through an assignment under Section 2.19(b), any US Federal withholding Taxes that are imposed on amounts payable by the Company to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment, to the extent such Taxes are at the time such Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Taxes pursuant to Section 2.17 and (e) any US Federal withholding Taxes imposed under FATCA.

“Existing Debt Documents” means (a) the Existing Revolving Credit Agreement, (b) the Existing Term Credit Agreement, (c) the Existing Indentures, (d) the Uncommitted Facility Agreement, (e) the AHF Money Market Loan Credit Agreement, (f) Money Market Line Credit Agreement and (g) the Existing Securitization Agreement.

“Existing Indentures” means, collectively, (a) that certain Indenture, dated as of November 19, 2009, between the Company and U.S. Bank National Association, as trustee, (b) that certain Sixth Supplemental Indenture, dated as of February 20, 2015, between the Company and U.S. Bank National Association, as trustee, (c) that certain Seventh Supplemental Indenture, dated as of December 4, 2017, between the Company and U.S. Bank National Association, as trustee, (d) that certain Eighth Supplemental Indenture, dated as of December 4, 2017, between the Company and U.S. Bank National Association, as trustee, (e) that certain Ninth Supplemental Indenture, dated as of May 19, 2020, between the Company and U.S. Bank National Association, as trustee, (f) that certain Eleventh Supplemental Indenture, dated March 30, 2021, between the Company and U.S. Bank National Association, as trustee, (g) that certain Twelfth Supplemental Indenture, dated February 7, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee, (h) that certain Thirteenth Supplemental Indenture, dated December 9, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee, (i) that certain Fourteenth Supplemental Indenture, dated December 9, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee, (j) that certain Fifteenth Supplemental Indenture, dated December 9, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee, (k) that certain Sixteenth Supplemental Indenture, dated May 22, 2025, among the Company, U.S. Bank Europe DAC, U.K. Branch, as paying agent, and U.S. Bank Trust Company, National Association, as trustee, (l) that certain Seventeenth Supplemental Indenture, dated May 22, 2025, among the Company, U.S. Bank Europe DAC, U.K. Branch, as paying agent, and U.S. Bank Trust Company, National Association, as trustee and (m) any other indenture and supplemental indenture governing any notes issued by the Company and outstanding on the Closing Date.

“Existing Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 4, 2025, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Securitization” means the Securitization provided for in the Existing Securitization Agreement.

“Existing Securitization Agreement” means that certain Amended and Restated Receivables Purchase Agreement dated as of April 29, 2010, as amended, among Amerisource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as initial servicer, various purchaser groups from time to time party thereto and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrator.

“Existing Term Credit Agreement” means that certain Term Credit Agreement, dated as of November 26, 2024, as amended as of June 4, 2025 and September 5, 2025, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent.

“Factoring Arrangement” means an arrangement whereby the Company or any of its Subsidiaries sells, on a non-recourse basis except to the extent customary in a “true sale” arrangement, its accounts receivable in connection with the collection of such accounts receivable in the ordinary course of business and to effect an acceleration of payment thereof (and not as part of a financing by the Company or any Subsidiary).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any intergovernmental agreements entered into thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate as so determined shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means, collectively, (a) the arranger fee letter dated December 12, 2025, among the Company, Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A. and (b) the administrative agent fee letter dated December 12, 2025, between the Company and Citigroup Global Markets Inc.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, controller, assistant controller, assistant treasurer or director of treasury or director or officer with comparable responsibilities of the Company; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of the Company shall have, theretofore (including on the Closing Date) or concurrently therewith, delivered an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Financing Transactions” means, collectively, the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the making of Loans and the use of the proceeds thereof.

“Fitch” means Fitch, Inc., and any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR or the Daily Simple SOFR, as applicable.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Funding Date” means the first date on which the conditions specified in Section 4.02 have been satisfied (or waived in accordance with Section 11.02).

“GAAP” means generally accepted accounting principles in the United States of America as in effect, subject to Section 1.04, from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the lesser of (i) the principal amount outstanding on such date of the Indebtedness guaranteed thereby and (ii) in the case of any Guarantee the terms of which limit the monetary exposure of the guarantor, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined pursuant to such terms).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- or poly-fluoroalkyl substances, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or any credit default swap agreement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) deferred compensation payable to directors, officers or employees of such Person, (ii) trade accounts payable incurred in the ordinary course of business and (iii) any purchase price adjustment or earn-out incurred in connection with an acquisition), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person incurred under or in connection with a Securitization; provided that, notwithstanding the foregoing, obligations of such Person arising under the Factoring Arrangements solely as a result of a recharacterization of a sale by such Person of accounts receivable as incurrence of debt shall not constitute Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes, other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 11.03(c).

“Index Debt” means the Company’s senior, unsecured, non-credit-enhanced long-term Indebtedness for borrowed money.

“Information Memorandum” means the Confidential Information Memorandum dated December 2025, relating to the Company and the Transactions.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Company.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Daily Simple SOFR Loan (if such Type of Loan is applicable pursuant to Section 2.14), each date that is on the numerically corresponding day and in each calendar month that is one month after the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date.

“Interest Period” means, with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Company may elect (in each case, subject to the availability of such Interest Period); provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.14(b)(iv) shall be available for specification in any Borrowing Request or any Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Lender-Related Person” means the Administrative Agent, each Arranger, the Syndication Agent and each Lender, and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, with respect to any Lender, such office(s) of such Lender (or an Affiliate of such Lender) as such Lender may designate from time to time as its “Lending Office(s)” in its Administrative Questionnaire or by notice to the Company and the Administrative Agent.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most recently ended prior to such date).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” has the meaning set forth in Section 2.01.

“Loan Documents” means this Agreement, any guarantee agreement entered into pursuant to Section 6.01 and, other than for purposes of Section 11.02, each promissory note issued hereunder.

“Loan Parties” means, at any time, the Company and each Subsidiary that at such time is a party to any guarantee agreement entered into pursuant to Section 6.01.

“Mandatory Restrictions” has the meaning set forth in Section 1.08.

“Material Acquisition” means any Acquisition by the Company and the Subsidiaries the aggregate consideration for which paid or payable by the Company and the Subsidiaries exceeds US$500,000,000. It is understood and agreed that the Specified Acquisition constitutes a Material Acquisition.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Disposition” means any Disposition by the Company and the Subsidiaries the aggregate consideration for which paid or payable to the Company and the Subsidiaries exceeds US$500,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries, in an aggregate principal amount exceeding US$250,000,000; provided that the term Material Indebtedness shall not include the Indebtedness of Profarma or its subsidiaries to the extent such Indebtedness is not Guaranteed by the Company or any Subsidiary (other than Profarma and its subsidiaries). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary (a) in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time and (b) in respect of any Securitization shall be determined as set forth in the definition of such term.

“Maturity Date” means the date that is 364 days after the Funding Date; provided that if such date shall not be a Business Day, then the “Maturity Date” shall be the immediately preceding Business Day.

“MNPI” means material information concerning the Company or any of the Subsidiaries or any of its or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities and Exchange Act of 1934, as amended. For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any of its or their respective securities that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Money Market Line Credit Agreement” means that certain Uncommitted Money Market Line Credit Agreement, dated as of June 10, 2022, as amended as of February 3, 2025 and September 5, 2025, executed by the Company, as borrower, and Société Générale, as original lender.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

(a)      with respect to the incurrence of any Indebtedness, the excess of (i) cash received by the Company or any of its Subsidiaries in connection therewith over (ii) the underwriting or issuance discounts, commissions, fees and other out-of-pocket expenses incurred by the Company or any of its Subsidiaries in connection therewith;

(b)      with respect to the issuance or sale of any Equity Interests in the Company, the excess of (i) the cash received by the Company or any of its Subsidiaries in connection therewith over (ii) the underwriting or issuance discounts, commissions, fees and other out-of-pocket expenses incurred by the Company in connection therewith; and

(c)      with respect to a sale or other disposition of any property by the Company or any of its Subsidiaries, the excess, if any, of (i) the cash received by the Company or its Subsidiaries in connection therewith (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) payments made to retire any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale or other disposition thereof, (B) all fees and out-of-pocket costs and expenses incurred by the Company or any of its Subsidiaries in connection therewith (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (C) Taxes reasonably estimated to be payable in connection with such transaction (including sales, use and other transfer taxes, deed or mortgage recording taxes) and (D) the amount of reserves established by the Company or any of its Subsidiaries in good faith and pursuant to commercially reasonable practices for adjustment in respect of the sale price of such property or assets in accordance with GAAP or to fund contingent liabilities reasonably estimated to be payable and that are associated with such event, provided that if the amount of such reserves exceeds the required amount thereof, then such excess, upon the determination thereof, shall then constitute Net Cash Proceeds that are then deemed to be received by the Company; provided that the Company may give written notice to the Administrative Agent that the Company or its Subsidiaries intend to reinvest such Net Cash Proceeds (or a portion thereof) in long-term assets to be used in the business of the Company and its Subsidiaries within 270 days of receipt thereof (or within 360 days of receipt thereof, to the extent so committed to be reinvested within 270 days of receipt of such proceeds), in which case such Net Cash Proceeds (or the portion thereof specified in such notice) shall not constitute Net Cash Proceeds for purposes of Sections 2.09(c) and 2.11(b); provided, further, that if such Net Cash Proceeds are not so reinvested within such 270-day period (or, as applicable, 360-day period), the portion thereof not so reinvested shall then be deemed to have been received by the Company and its Subsidiaries and shall be subject to Sections 2.09(c) and 2.11(b) (and may not be further reinvested in accordance with this proviso).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if the NYFRB Rate determined as set forth above shall be less than zero, such rate shall be deemed to be zero.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all obligations of the Company and the Subsidiaries under all Hedging Agreements and cash management arrangements or agreements (i) existing on the Closing Date with a Person that is a Lender on such date (or an Affiliate of such a Lender) or (ii) with a Person that shall have been the Administrative Agent or a Lender at the time the applicable Hedging Agreement or cash management arrangement or agreement was entered into (or an Affiliate of the Administrative Agent or such a Lender).

“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Taxes (other than a connection arising from such Credit Party having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes, or any other excise or property Taxes, charges or similar levies, arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by US-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate as so determined shall be less than zero, such rate shall be deemed to be zero.

“Overnight Rate” means, for any day, the greater of (a) the NYFRB Rate and (b) an overnight rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 11.04(f).

“Payment Recipient” has the meaning set forth in Section 8.04(c)(i).

“Participant Register” has the meaning set forth in Section 11.04(f).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Encumbrances” means:

(a)      Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)     carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c)      pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)      pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e)      judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)      easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g)      banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking regulations;

(h)      Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Subsidiaries in the ordinary course of business;

(i)      Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;

(j)      Liens that are contractual rights of set-off;

(k)     deposits of cash and cash equivalents with a trustee or a similar representative made to defease or to satisfy and discharge any debt securities;

(l)      Liens on earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement with respect to an Acquisition or other investment permitted hereunder; and

(m)      customary Liens arising under sale agreements related to any disposition permitted hereunder, provided that such Liens extend only to the property to be disposed of;

provided that, except as set forth in clauses (c)(ii), (d)(ii) and (k), the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Proceeds” has the meaning specified in Section 9-102 of the Uniform Commercial Code of the State of New York.

“Profarma” means Profarma Distribuidora de Produtos Farmacêuticos S.A., a company organized under the laws of Brazil.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“Rating” means, with respect to Moody’s, S&P or Fitch, the rating by such rating agency of the Index Debt.

“Reduction/Prepayment Event” means:

(a)     any Specified Disposition;

(b)     any Specified Debt Incurrence; and

(c)     without duplication of clause (b) above, any Specified Equity Issuance.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, 5:00 a.m., Chicago time, on the day that is two US Government Securities Business Days preceding the date of such setting, (b) if, following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR, such Benchmark is Daily Simple SOFR, then four US Government Securities Business Days prior to such setting or (c) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 11.04(d).

“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, members, trustees, agents, partners, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term SOFR Borrowing, the Term SOFR and (b) with respect to any Daily Simple SOFR Borrowing (if such Type of Borrowing is applicable pursuant to Section 2.14), Daily Simple SOFR.

“Required Lenders” means, at any time, Lenders having Commitments or Loans representing more than 50% of the sum of the total Commitments or the aggregate principal amount of Loans of all Lenders at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Lender” has the meaning set forth in Section 1.08.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its ratings agency business.

“Sanctioned Country” means, at any time, a country, territory or region that is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Zaporizhzhia, Kherson and Crimea regions of Ukraine, Cuba, Iran, North Korea and Syria) at such time.

“Sanctioned Person” means, at any time, any Person the subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of specially designated foreign nationals or other persons maintained (i) by the Office of Foreign Assets Control of the United States Department of Treasury, the United States State Department or the United States Department of Commerce, (ii) by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or (iii) the Government of Canada or any of its departments or agencies, (b) any Person located, organized or ordinarily resident in a Sanctioned Country or (c) any Person 50% or more owned or controlled by one or more Persons referenced in clause (a) or (b).

“Sanctions” means economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time (a) by the United States government, including those administered by the Office of Foreign Assets Control of the United States Department of Treasury, the United States State Department or the United States Department of Commerce, (b) by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or (c) the Government of Canada or any of its departments or agencies.

“Securitization” means any transfer by the Company or any Subsidiary of accounts receivable and Proceeds thereof or interests therein (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers; provided that a Factoring Arrangement shall not constitute a Securitization. The “amount” or “principal amount” of any Securitization shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization, net of any such accounts receivables or interests therein that have been written off as uncollectible.

“Securitization Entity” means Amerisource Receivables Financial Corporation, a Delaware corporation, and any other wholly owned limited purpose Subsidiary that purchases accounts receivable of the Company or any Subsidiary pursuant to a Securitization.

“Significant Subsidiary” means any Subsidiary which would constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended.

“Signing Date” means December 12, 2025.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvency Certificate” means a certificate substantially in the form of Exhibit B.

“Solvent” means, with respect to the Company and its Subsidiaries as of a particular date, that on such date (a) the fair value of the property of the Company and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including contingent liabilities, of the Company and its Subsidiaries, taken as a whole (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), (b) the present fair salable value of the assets of the Company and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of the Company and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the Company and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they become absolute and matured, and (d) the Company and its Subsidiaries are not engaged in any business, as conducted on the Funding Date and as proposed to be conducted following the Funding Date, for which the property of the Company and its Subsidiaries, taken as a whole, would constitute an unreasonably small capital.

“Specified Acquisition” means the acquisition by the Company of all of the issued and outstanding Equity Interests in the Acquired Company pursuant to the Specified Short Form Acquisition Agreement.

“Specified Acquisition Agreement” means, collectively, the Specified Short Form Acquisition Agreement and the Specified Long Form Acquisition Agreement.

“Specified Acquisition Sellers” means, collectively, TPG Opry Investment Holdings I, L.P., TPG Opry Investment Holdings II, L.P., TPG Opry Investment Holdings III, L.P., TPG Opry Investment Holdings IV, L.P., TPG IX Opry CI I, L.P., TPG IX Lux BDH, L.P., TPG IX FinCo I, L.P., TPG IX DE AIV GenPar, L.P., TPG HC II FinCo I, L.P. and TPG HC II DE AIV GenPar, L.P.

“Specified Debt Incurrence” means any incurrence of Indebtedness of the type referred to in clause (a) of the definition of such term by the Company or any Subsidiary (including any senior unsecured notes of the Company or any other debt securities (including any debt securities convertible or exchangeable into Equity Interests or hybrid debt-equity securities) and any proceeds of any term loan facility), other than (a) the Loans, (b) Indebtedness under the Term Credit Agreement in an aggregate principal amount not to exceed US$1,500,000,000, (c) any Indebtedness among the Company or any of its Subsidiaries, (d) revolving credit borrowings under the Existing Revolving Credit Agreement, provided that the aggregate amount thereof does not exceed US$5,500,000,000, (e) any Indebtedness incurred under the Money Market Line Credit Agreement, the AHF Money Market Loan Credit Agreement, the Uncommitted Facility Agreement, the Existing Securitization Agreement or any other working capital facilities (including receivables securitization facilities) of the Company or any of its Subsidiaries, (f) any senior unsecured notes issued by the Company to the extent the Net Cash Proceeds thereof are used to refinance any senior unsecured notes of the Company outstanding on the Signing Date within six months of the maturity thereof and to pay any fees or other amounts in respect thereof or otherwise in connection therewith (including any prepayment or redemption premiums and accrued interest thereon), (g) any commercial paper issued in the ordinary course of business, (h) Capital Lease Obligations or other Indebtedness issued or incurred to finance the acquisition of fixed or capital assets and (i) any other Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount not to exceed US$200,000,000.

“Specified Disposition” means any non-ordinary course asset sales or other dispositions of property by the Company and its Subsidiaries (including proceeds from the sale of Equity Interests of any Subsidiary of the Company and any sale and leaseback transactions, but excluding any insurance and condemnation proceeds), other than (a) sales and other dispositions between or among the Company and its Subsidiaries and (b) sales and other dispositions the Net Cash Proceeds of which do not exceed US$100,000,000 in the aggregate.

“Specified Equity Issuance” means any issuance or sale of Equity Interests or equity-linked securities (including any securities convertible or exchangeable into or exercisable for Equity Interests or other equity-linked securities), whether in a public offering or private placement, by the Company, other than (a) Equity Interests or such other securities issued pursuant to employee stock plans or employee compensation plans or contributed to pension funds, (b) Equity Interests or such other securities issued or transferred as consideration in connection with any Acquisition, Disposition or joint venture arrangement and (c) any such other Equity Interests or such other securities to the extent the Net Cash Proceeds received by the Company and its Subsidiaries from the issuance or sale thereof do not exceed US$100,000,000 in the aggregate.

“Specified Long Form Acquisition Agreement” means the Long Form Agreement to be entered into by the Company and the Sellers as contemplated by, and in accordance with, the Specified Short Form Purchase Agreement, together with schedules, exhibits and annexes thereto.

“Specified Short Form Acquisition Agreement” means the Short Form Purchase Agreement, dated as of December 12, 2025, by and among the Company, the Sellers and the Acquired Company, together with the schedules, exhibits and annexes thereto.

“Specified Provision” has the meaning set forth in Section 1.08.

“Specified Representations” means the representations and warranties of the Company set forth in Sections 3.01(a), 3.02 (in the case of the first sentence thereof, solely as to the Financing Transactions), 3.03(a)(ii) (solely as to the Financing Transactions), 3.03(a)(iv) (solely as to the Financing Transactions and with respect to the Existing Debt Documents), 3.03(b), 3.07, 3.10 (limited to the third sentence thereof), 3.11 and 3.12.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as syndication agent for the credit facility established hereunder.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including interest, additions to tax or penalties applicable thereto.

“Term Credit Agreement” means that certain Term Credit Agreement, dated as of January 12, 2026, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two US Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if such rate as so determined shall be less than zero, such rate shall be deemed to be zero.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a US Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding US Government Securities Business Day is not more than five US Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters of the Company then most recently ended for which financial statements have been delivered (or are required to have been delivered) under Section 5.01(a) or 5.01(b), as applicable (or, prior to the first such delivery and other than as such term is used in Section 6.05, the period of four consecutive fiscal quarters of the Company ended September 30, 2025).

“Ticking Fee” has the meaning set forth in Section 2.12(a).

“Ticking Fee Accrual Period” has the meaning set forth in Section 2.12(a).

“Total Indebtedness” means, as of any date, the sum, without duplication of (a) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but subject to Section 1.04(a)) and (b) the aggregate amount of drawings and disbursements under letters of credit, letters of guaranty and bankers’ acceptances issued for the account of the Company or any Subsidiary, in each case, solely to the extent such drawings and disbursements have not been reimbursed within three Business Days (it being understood that all other obligations of the Company or any Subsidiary arising in respect of letters of credit, letters of guaranty and bankers’ acceptances shall be excluded from “Total Indebtedness”); provided that, for the purposes of determining Total Indebtedness, (i) obligations of the Company and the Subsidiaries under Securitizations shall be disregarded and (ii) at any time after the definitive agreement for any Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Material Acquisition shall, unless such Material Acquisition shall have been consummated, be disregarded.

“Transactions” means (a) the Financing Transactions, (b) the consummation of the Specified Acquisition, (c) the consummation of the Acquired Company Refinancing and (d) the payment of fees and expenses incurred in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate), the Alternate Base Rate or, if applicable pursuant to Section 2.14, the Daily Simple SOFR.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncommitted Facility Agreement” means that certain Uncommitted Facility Agreement by and between Alliance Healthcare Ecza Deposu Anonim Şirketi, as borrower, and BNP Paribas S.A., as lender.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“US Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“wholly owned” means, as to any Subsidiary, that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, directly or indirectly, by the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term SOFR Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Except as otherwise provided herein and unless the context requires otherwise (a) any definition of or reference to any agreement (including any Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, regulation or other law herein shall be construed (i) as referring to such statute, regulation or other law as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, regulations or other laws) and (ii) to include all official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Computations.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed (other than for purposes of Sections 3.04(a), 5.01(a) and 5.01(b)), and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein, (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (C) any valuation of Indebtedness below its full stated principal amount as a result of application of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof, and (D) any treatment of any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2017, as a result of the effectiveness of the Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations); and (iii) notwithstanding any requirement of GAAP, “build-to-suit” leases of the Company and the Subsidiaries will, for all purposes of this Agreement, be accounted for as long-term financing obligations and not as Indebtedness.

(a)      All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall reflect on a pro forma basis such event as if it occurred on the first day of the relevant period and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of for such relevant period and any related incurrence or reduction of Indebtedness for such relevant period, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event other than cost savings permitted to be included in reports filed with the Securities and Exchange Commission under Regulation S-X; provided, however, that any such cost savings taken into account in determining any pro forma computations giving effect to any Material Acquisition or Material Disposition shall not exceed, in any period of four consecutive fiscal quarters, 10% of Consolidated EBITDA for such period (determined prior to giving effect to any such cost savings).

SECTION 1.05. Currency Translation. For purposes of any determination under Article V, Article VI (other than Section 6.05) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination. For purposes of Section 6.05, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates most recently used in preparing the Company’s annual and quarterly financial statements.

SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on any Loan may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07. Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08. Blocking Regulations. In relation to any Lender that is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions and/or a Sanctioned Person (each, a “Specified Provision”) shall only apply to the extent that such Specified Provision would not result in (a) a violation of, conflict with or liability under EU Regulation (EC) 2271/96 (or any implementing law or regulation in any member state of the European Union or any similar applicable blocking or anti-boycott law or regulation in the United Kingdom) or (b) a violation of or conflict with (i) section 7 of the German Foreign Trade Regulation (AWV Außenwirtschaftsverordnung) or (ii) a similar anti-boycott statute (the “Mandatory Restrictions”). In the case of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of Required Lenders, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the Commitment and Loans of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.

SECTION 1.09. Effectuation of Transactions. All references herein to the Company and its Subsidiaries on the Funding Date shall be deemed to be references to such Persons, and all the representations and warranties of the Company contained in this Agreement on the Funding Date shall be deemed made, in each case, after giving effect to the Transactions and the related transactions, unless the context otherwise requires.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a loan (each, a “Loan”) denominated in US Dollars to the Company in an aggregate principal amount not to exceed its Commitment in a single drawing on the Funding Date. Amounts repaid or prepaid in respect of Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings.  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(a)      Subject to Section 2.14, each Borrowing shall be comprised entirely of (i) Term SOFR Loans, (ii) ABR Loans or (iii) if applicable pursuant to Section 2.14, Daily Simple SOFR Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

(b)      At the commencement of each Interest Period for any Term SOFR Borrowing, and at the time each ABR Borrowing or Daily Simple SOFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any Term SOFR Borrowing that results from a continuation of an outstanding Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) any Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Term SOFR Borrowings or Daily Simple SOFR Borrowings outstanding.

(c)      Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Company shall submit to the Administrative Agent a completed Borrowing Request signed by a Financial Officer of the Company (a) in the case of a Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three US Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing, and (c) if applicable pursuant to Section 2.14, in the case of a Daily Simple SOFR Borrowing, not later than 11:00 a.m., New York City time, five US Government Securities Business Days before the date of the proposed Borrowing. A Borrowing Request may, at the Company’s option, be conditioned on the Specified Acquisition being consummated on the Funding Date, in which case such Borrowing Request may be withdrawn by the Company by written notice to the Administrative Agent if such condition is not satisfied (which notice must be received by the Administrative Agent not later than the time by which the Lenders are required to make available to the Administrative Agent their respective Loans in respect of such Borrowing(s)). Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)      the aggregate principal amount of such Borrowing;

(ii)      the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 2.14, a Daily Simple SOFR Borrowing;

(iv)    in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)    the location and number of the account to which funds are to be disbursed (which, if not an account of the Company with the Administrative Agent, shall be reasonably acceptable to the Administrative Agent).

Any Borrowing Request that shall fail to specify any of the information required by the preceding provisions of this paragraph may be rejected by the Administrative Agent if such failure is not corrected promptly after the Administrative Agent shall give written or telephonic notice thereof to the Company and, if so rejected, will be of no force or effect. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Reserved].

SECTION 2.05. [Reserved].

SECTION 2.06. [Reserved].

SECTION 2.07. Funding of Borrowings.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in US Dollars by 10:00 a.m., New York City time (or, in the case of an ABR Borrowing for which notice is provided on the proposed date of borrowing, not later than the later of 10:00 a.m., New York City time, and two hours after receipt of such notice), to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders. The Administrative Agent will make such Loan proceeds available to the Company by promptly remitting the amounts so received, in like funds, to the account designated in the applicable Borrowing Request.

(a)      Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Overnight Rate, or (ii) in the case of a payment to be made by the Company, the interest rate applicable to the subject Loan. If the Company and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.08. Interest Elections.  Each Borrowing initially shall be of the permitted Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Company may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. The Company may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans resulting from an election made with respect to any such portion shall be considered a separate Borrowing.

(a)      To make an election pursuant to this Section, the Company shall submit to the Administrative Agent a completed Interest Election Request signed by a Financial Officer of the Company by the time and date that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Notwithstanding any other provision of this Section, the Company shall not be permitted to elect an Interest Period for Term SOFR Loans that does not comply with Section 2.02(d).

(b)      Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)      the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)      the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)      the Type of the resulting Borrowing; and

(iv)      if the resulting Borrowing is to be a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(c)      Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)      If the Company fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall, on the last day of such Interest Period and subject to Section 2.14, be continued as a Term SOFR Borrowing with an Interest Period of one month’s duration.

(e)      Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, notifies the Company of the application of this paragraph, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Termination and Reduction of Commitments.  Unless previously terminated, each Lender’s Commitment shall terminate immediately and without further action on the earlier of 5:00 p.m., New York City time, on the Funding Date (or, if earlier, immediately after the funding by such Lender of its Loan on the Funding Date) and  the Commitment Termination Date. The Company shall provide the Administrative Agent with prompt written notice of the occurrence of the Commitment Termination Date (other than pursuant to clause (a) of the definition of such term), as well as of any extension of the Commitment Termination Date as described in clause (a) of the definition of such Term.

(a)      The Company may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

(b)      In the event and on each occasion that, after the Closing Date and prior to the termination of all the Commitments, the Company or any Subsidiary receives Net Cash Proceeds in respect of any Reduction/Prepayment Event, the Commitments shall automatically and permanently be reduced by an amount equal to 100% of such Net Cash Proceeds (or if less, by an amount equal to the Commitments then outstanding), with such reduction to be effective on the date of the receipt (including, for the avoidance of doubt, deemed receipt thereof in accordance with the definition of the term “Net Cash Proceeds”) of such Net Cash Proceeds by the Company or any Subsidiary.

(c)      The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section by delivery to the Administrative Agent of a written notice to that effect signed by a Financial Officer of the Company at least three Business Days prior to the effective date of such termination or reduction (or such later date as shall be acceptable to the Administrative Agent), specifying such election and the effective date thereof. The Company shall notify the Administrative Agent of any Reduction/Prepayment Event giving rise to a mandatory reduction of the Commitments under paragraph (c) of this Section by delivery of a written notice to that effect signed by a Financial Officer of the Company promptly after the occurrence of such Reduction/Prepayment Event, specifying the date and amount of such reduction and including a calculation in reasonable detail of the amount of the applicable Net Cash Proceeds. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked or extended by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt.  The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(a)     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)     The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and Type of each Loan and, in the case of any Term SOFR Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or any of them and each Lender’s share thereof.

(c)     The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

(d)     Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and in a form reasonably acceptable to the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein.

SECTION 2.11. Prepayment of Loans.  The Company shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(a)      In the event and on each occasion that, after the making of the Loans on the Funding Date, the Company or any Subsidiary receives any Net Cash Proceeds in respect of any Reduction/Prepayment Event, the Company shall, on or prior to the second Business Day after such Net Cash Proceeds are received (including, for the avoidance of doubt, deemed receipt thereof in accordance with the definition of the term “Net Cash Proceeds”) by the Company or any Subsidiary, prepay Borrowings in an amount equal to the lesser of (i) the aggregate principal amount of Loans then outstanding and (ii) 100% of such Net Cash Proceeds.

(b)      The Company shall notify the Administrative Agent of any prepayment of a Borrowing under paragraph (a) of this Section by delivery of a notice signed by a Financial Officer of the Company (i) in the case of a Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of such prepayment, (ii) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of such prepayment and (iii) if applicable pursuant to Section 2.14, in the case of a Daily Simple SOFR Borrowing, not later than 11:00 a.m., New York City time, five US Government Securities Business Days before the date of such prepayment. The Company shall notify the Administrative Agent of any prepayment of a Borrowing required under paragraph (b) of this Section by delivery of a written notice to that effect signed by a Financial Officer of the Company promptly after the occurrence of the applicable Reduction/Prepayment Event (and in any case prior to such prepayment). Each such notice shall be irrevocable and shall specify the prepayment date, the Borrowing or Borrowings to be prepaid and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of any prepayment under paragraph (b) of this Section, including a calculation in reasonable detail of the amount of the applicable Net Cash Proceeds; provided that any notice of prepayment may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked or extended by the Company (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. In the case of any prepayment under paragraph (a) of this Section, each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

SECTION 2.12. Fees.  The Company agrees to pay to the Administrative Agent, for the account of each Lender, a ticking fee (the “Ticking Fee”), which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender during the period (i) from and including April 1, 2026 and (ii) to but excluding the earlier of (x) the Funding Date and (y) the date on which the Commitments terminate (such period, the “Ticking Fee Accrual Period”). Accrued Ticking Fees shall be payable in arrears on the last day of the Ticking Fee Accrual Period. All Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day of the Ticking Fee Accrual Period but excluding the last day of the Ticking Fee Accrual Period).

(a)      The Company agrees to pay to the Administrative Agent, for the account of each Lender, a duration fee (the “Duration Fee”), in an amount equal to 0.10% of the amount of the Commitment of such Lender in effect, or the Loans of such Lender outstanding, as of 5:00 p.m., New York City time, on May 29, 2026. The Duration Fee shall be earned on such day and shall be due and payable on the first Business Day thereafter.

(b)      The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(c)      All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (in the case of the Ticking Fees and the Duration Fees, for distribution to the Lenders). Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(a)      The Loans comprising each Term SOFR Borrowing shall bear interest at the Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b)      The Loans comprising each Daily Simple SOFR Borrowing, if applicable pursuant to Section 2.14, shall bear interest at the Daily Simple SOFR plus the Applicable Rate.

(c)      Notwithstanding the foregoing, if any principal of or interest on any Loan, any fee or any other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan, 2% plus the interest rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans made to the Company as provided in paragraph (a) of this Section.

(d)      Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in US Dollars.

(e)      Interest computed by reference to the Term SOFR, the Alternate Base Rate (except as provided below) and, if applicable pursuant to Section 2.14, Daily Simple SOFR shall be computed on the basis of a year of 360 days; interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Term SOFR, Alternate Base Rate or, if applicable pursuant to Section 2.14, Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest.  Subject to Section 2.14(b), if:

(i)      the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR for such Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Daily Simple SOFR; or

(ii)      the Administrative Agent is advised by a majority in interest of the Lenders that would make Loans as part of such Borrowing (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that the Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Term SOFR Borrowing for such Interest Period or (B) at any time, that the Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in the Daily Simple SOFR Borrowing;

then the Administrative Agent shall give notice thereof (which may be by telephone) to the Company and the applicable Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the applicable Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with Section 2.08 or a new Borrowing Request in accordance with Section 2.03, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term SOFR Borrowing and any Borrowing Request that requests an affected Term SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or 2.14(a)(ii) or (2) an ABR Borrowing if the Daily Simple SOFR is also the subject of Section 2.14(a)(i) or 2.14(a)(ii) and (B) any Interest Election Request that requests the conversion of any Borrowing to, or any Borrowing Request that requests, an affected Daily Simple SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term SOFR Loan or Daily Simple SOFR Loan is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to Term SOFR or Daily Simple SOFR, as applicable, then until (x) the Administrative Agent notifies the Company and the applicable Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) any affected Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (1) a Daily Simple SOFR Loan so long as the Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or 2.14(a)(ii) or (2) an ABR Loan if the Daily Simple SOFR also is the subject of Section 2.14(a)(i) or 2.14(a)(ii) on such day and (B) any affected Daily Simple SOFR Loan shall, on such date, convert to, and shall constitute, an ABR Loan.

(b)      Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(i)      Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(ii)      The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(b).

(iii)      Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(iv)      Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a borrowing of, conversion to or continuation of Term SOFR Borrowing or Daily Simple SOFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) the Company will be deemed to have converted any request for an affected Term SOFR Borrowing into a request for a borrowing of or conversion to (1) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the Daily Simple SOFR is also the subject of a Benchmark Transition Event or (B) the Company will be deemed to have converted any request for an affected Daily Simple SOFR Borrowing into a borrowing or a conversion to an ABR Borrowing. Furthermore, if any Term SOFR Loan or Daily Simple SOFR Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Term SOFR Loan or Daily Simple SOFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14(b), (A) any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (1) a Daily Simple SOFR Loan so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Loan if the Daily Simple SOFR is the subject of a Benchmark Transition Event and (B) any Daily Simple SOFR Loan shall, on such date, convert to, and shall constitute, an ABR Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, shall be disregarded.

SECTION 2.15. Increased Costs.  If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)      impose on any Lender or the applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or the funding of such Loans; or

(iii)      subject any Credit Party to any Taxes on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than Other Connection Taxes imposed on gross or net income, profits or revenue (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, continuing, converting to or maintaining any Loan (or of maintaining its obligation to make any Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or such other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender or other Credit Party, as the case may be, for such additional costs incurred or reduction suffered.

(b)      If any Lender determines in good faith that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)      A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, and the manner in which such amount or amounts have been calculated, as specified in paragraph (a) or (b) of this Section, shall be delivered to the Company and shall be conclusive and binding upon all parties hereto absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)      Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)      The foregoing provisions of this Section shall not apply to Taxes imposed on or with respect to payments made by the Company hereunder or Other Taxes, which Taxes shall be governed in each case solely by Section 2.17.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether any such notice may be revoked or extended in accordance herewith and is so revoked or extended) or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense (but not for any lost profit) attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.  Any and all payments by or on account of any obligation of a Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any withholding agent shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any such payment, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such withholding agent shall make such deductions or withholdings and (iii) such withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(a)      In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, any Other Taxes.

(b)      As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(c)      Each Loan Party shall jointly and severally indemnify each Credit Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes imposed on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A certificate setting forth the amount of such payment or liability delivered to the Company by the Administrative Agent (for its own account, or on behalf of a Lender) or a Lender shall be conclusive absent manifest error. A copy of such certificate shall also be delivered to the Administrative Agent.

(d)      Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(f) relating to the maintenance of a Participant Register, in each case that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(e)      Any Lender that is entitled to an exemption from or a reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in this Section 2.17(f), the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(f)(ii)(A), 2.17(f)(ii)(B) and 2.17(g) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). Any Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Company. If any form or certification previously delivered pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(i)      Without limiting the generality of the foregoing:

(A)      if a Lender is a US Person, such Lender shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent) executed originals or copies of executed originals of IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding Tax;

(B)      if a Lender is not a US Person, such Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent) whichever of the following is applicable:

(1)      in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals or copies of executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or a reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)      executed originals or copies of executed originals of IRS Form W-8ECI;

(3)      in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals or copies of executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)      to the extent a Lender is not the beneficial owner, executed originals or copies of executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a US Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner; and

(C)      if a Lender is not a US Person, to the extent it is legally entitled to do so, it shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals or copies of executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

(f)      If a payment made to any Lender under any Loan Document would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company or the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(g)      [Reserved].

(h)      If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(i), in no event will the Administrative Agent or any Lender be required to pay any amount to the Company pursuant to this Section 2.17(i) to the extent such payment would place the Administrative Agent or such Lender in a less favorable position (on a net after-Tax basis) than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Company or other Person.

(i)      Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)      If any Governmental Authority shall determine that the Administrative Agent did not properly withhold Taxes from amounts paid to or for the account of any Lender (whether because such recipient failed to deliver or to complete properly any form or to notify the Administrative Agent of a change in circumstances that affected its exemption from withholding or for any other reason), such Lender shall indemnify the Administrative Agent for all amounts paid, directly or indirectly, by the Administrative Agent as a result of such determination, including any penalties or interest assessed by such Governmental Authority, and including Taxes imposed on amounts payable to the Administrative Agent under this subsection, together with all reasonable costs and expenses related thereto.

(k)      For purposes of this Section, the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  The Company shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, then, prior to 1:00 p.m., New York City time, on the date when due), in each case, in immediately available funds, without defense, set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent for the account of the Lenders to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder (including of principal and interest) and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(a)      If at any time insufficient funds are received by the Administrative Agent from the Company and available to pay fully all amounts of principal, interest and fees then due from the Company hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Company hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal of the Loans and other Obligations then due from the Company hereunder, ratably among the parties entitled thereto in accordance with the amounts of such principal then due to such parties.

(b)      If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of its Loans or accrued interest on its Loans (collectively, “Claims”) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Claims than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Claims of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective Claims; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, in each case, as it may be amended from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Claims to any Eligible Assignee. The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

(c)      Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if the Company has not in fact made such payment, then each applicable Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.  If any Lender requests compensation under Section 2.15, or if the Company is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its affected Loans or to assign its affected rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(a)      If (i) any Lender requests compensation under Section 2.15, (ii) any Loan Party is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 11.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 and 2.17) and obligations under the Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee shall be an Eligible Assignee and may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments, (D) such assignment does not conflict with applicable law and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20. [Reserved].

SECTION 2.21. [Reserved].

SECTION 2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)      the Ticking Fee shall cease to accrue with respect to the Commitment of such Defaulting Lender and no Duration Fee shall be payable with respect to the Commitment of such Defaulting Lender (but will be payable with respect to the Loans of such Defaulting Lender);

(b)      any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; it being agreed that any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this clause (b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(c)      the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 11.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

In the event that the Administrative Agent and the Company shall agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 11.02 and this Section during such period shall be binding on it).

The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.22 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, the Company or any other Loan Party may at any time have against, or with respect to, such Defaulting Lender.

ARTICLE III

Representations and Warranties

The Company represents and warrants to the Lenders that as of the Closing Date (other than with respect to Section 3.11) and as of the Funding Date:

SECTION 3.01. Organization; Powers. Each Loan Party  is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,  has all requisite power and authority to carry on its business as now conducted and  except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business and is in good standing in every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, partnership or other applicable powers and have been duly authorized by all necessary corporate, partnership and, if required, stockholder or other equityholder action. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Company or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts; Margin Stock.  The Transactions  do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority,  will not violate the charter, by-laws or other organizational documents of any Loan Party,  will not violate any applicable law or regulation or any order of any Governmental Authority,  will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party and  will not result in the creation or imposition of any Lien on any asset of any Loan Party (other than Liens created hereunder), in the case of clauses (i), (iii), (iv) and (v) above, except to the extent that any of the foregoing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(a)      Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation U. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) subject to the restrictions of Section 6.02 or 6.04 will be margin stock (within the meaning of Regulation U).

SECTION 3.04. Financial Condition; No Material Adverse Change.  The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended September 30, 2025, audited and reported on by Ernst & Young LLP, an independent registered public accounting firm. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

(a)      Since September 30, 2025, there has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

SECTION 3.05. Properties.  The Company and each of the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and  where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(a)      Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority (including the United States Food and Drug Administration) pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries (a) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve any of the Loan Documents or the making of the Transactions.

SECTION 3.07. Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Any excess of the accumulated benefits under one or more Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) over the fair market value of the assets of such Plan or Plans is in an amount that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.09. Disclosure.  The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(a)      As of the Closing Date, to the best knowledge of the Company, the information included in each Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.10. Anti-Corruption Laws and Sanctions. The Company has implemented and will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions. None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or agent of the Company or any Subsidiary, is a Sanctioned Person. None of the proceeds of any Borrowings will be used or permitted to be used (a) for the purpose of financing a payment to any Person in violation of applicable Anti-Corruption Laws, (b) for the purpose of financing any activity or transaction of or with any Sanctioned Person or in any Sanctioned Country or (c) in any manner that would result in the violation of any applicable Sanctions by any party hereto.

SECTION 3.11. Solvency. On the Funding Date, after giving effect to the Transactions and the related transactions, including the making of the Loans and the application of the proceeds thereof, the Company, on a consolidated basis with its Subsidiaries, is Solvent.

SECTION 3.12. USA PATRIOT Act. The Company and its Subsidiaries are in compliance in all material respects with the provisions of the USA PATRIOT Act.

ARTICLE IV

Conditions

SECTION 4.01. Conditions to Effectiveness. This Agreement shall effective on and as of the first date on which each of the following conditions shall be satisfied (or waived in accordance with Section 11.02):

(a)      The Administrative Agent shall have executed a counterpart of this Agreement and shall have received from each other party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 11.06(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of a counterpart of this Agreement).

(b)      The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of each of (i) Morgan, Lewis & Bockius LLP, counsel for the Company, and (ii) Elizabeth S. Campbell, Executive Vice President and Chief Legal Officer of the Company, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(c)      The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the transactions contemplated hereby and any other legal matters relating to the Company, the Loan Documents or such transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)      The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President and Chief Executive Officer, a Vice President or a Financial Officer of the Company, certifying that (i) the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects (except in the case of those representations and warranties already qualified by materiality, which shall be true and complete in all respects) on and as of the Closing Date and (ii) no Default has occurred and is continuing on and as of the Closing Date.

(e)      The Administrative Agent and each Lender shall have received (i) all documentation and other information requested by it for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and, (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Company, shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this paragraph (e) shall be deemed to be satisfied), not fewer than three Business Days prior to the Closing Date.

(f)      The Company shall have delivered, or substantially concurrently with the occurrence of the Closing Date shall deliver, written notice to the lead arrangers in respect of the Bridge Facility confirming that all the commitments in respect of the Bridge Facility shall terminate on the Closing Date.

(g)      The Administrative Agent, the Arrangers and each Lender shall have received all fees and other amounts due and payable on or prior to the Closing Date pursuant to the Fee Letters or this Agreement, including, to the extent invoiced at least three Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company hereunder.

The Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

SECTION 4.02. Conditions to Borrowing. The obligation of each Lender to make a Loan is subject to the occurrence of the Closing Date and the receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions (or waiver in accordance with Section 11.02):

(a)      The Specified Acquisition shall be consummated substantially concurrently with the funding of the Loans on the Funding Date in accordance with the Specified Acquisition Agreement without giving effect to any amendments, modifications, supplements or waivers thereto or consents thereunder that are materially adverse to the Lenders or the Arrangers without the Arrangers’ prior written consent (not to be unreasonably withheld, conditioned or delayed); it being understood and agreed that (i) any increase in the aggregate consideration for the Specified Acquisition (for this purpose, any increase in the Per Unit Price set forth in clause (ii) of the definition of such term as set forth in the Specified Short Form Acquisition Agreement as in effect on the Signing Date shall not be deemed to be an increase in the consideration for the Specified Acquisition) shall be deemed to be materially adverse to the interests of the Lenders and the Arrangers, unless such increase (x) does not, when taken together with all prior increases, exceed 10% in the aggregate of the original consideration for the Specified Acquisition or (y) is funded solely with equity or cash on hand of the Company, (ii) any decrease in the aggregate consideration for the Specified Acquisition, when taken together with all prior deceases, equal to or in excess of 10% in the aggregate of the original consideration for the Specified Acquisition shall be deemed to be materially adverse to the interests of the Lenders and the Arrangers, (iii) any decrease in the aggregate consideration for the Specified Acquisition, when taken together with all prior deceases, of less than 10% in the aggregate of the original consideration for the Specified Acquisition shall be deemed to be materially adverse to the interests of the Lenders or the Arrangers, unless such decrease shall reduce dollar-for-dollar the Commitments and (iv) the execution and delivery of the Specified Long Form Acquisition Agreement pursuant to, and in accordance with, the Specified Short Form Acquisition Agreement as in effect on the Signing Date shall not be deemed to be an amendment or modification of the Specified Acquisition Agreement. The Acquired Company LLC Agreement shall not have been amended, modified or supplemented, or any provision therein waived or any consented granted thereunder, in each case, by the Company or any of its Subsidiaries if such amendment, modification, supplement, waiver or consent is materially adverse to the Lenders or the Arrangers without the Arrangers’ prior written consent (not to be unreasonably withheld, conditioned or delayed).

(b)      The Arrangers shall have received  (x) for the Company, U.S. GAAP audited consolidated balance sheets and the related statements of income, stockholders’ equity and cash flows as of and for the three most recent fiscal years ended at least 90 days prior to the Funding Date and (y) for the Acquired Company, U.S. GAAP audited consolidated balance sheets and the related statements of income and cash flows as of and for the two most recent fiscal years ended at least 120 days prior to the Funding Date and for the Company, a U.S. GAAP unaudited consolidated balance sheet and the related statements of income, stockholders’ equity and cash flows as of and for the most recent interim fiscal period ended at least 45 days before the Funding Date, which financial statements shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the Securities and Exchange Commission promulgated thereunder in all material respects. The Arrangers acknowledge the receipt of the financial statements referred to in clause (i) above for (x) the Company for the fiscal years ended September 30, 2025, September 30, 2024 and September 30, 2023, and (y) the Acquired Company for the fiscal years ended December 31, 2024 and December 31, 2023.

(c)      At the time of and after giving effect to the funding of the Loans and application of proceeds of the Loans on the Funding Date, (i) the Acquisition Agreement Representations shall be true and correct to the extent required by the definition thereof, (ii) the Specified Representations shall be true and correct in all material respects; provided that any such Specified Representation that is qualified by materiality or a reference to “Material Adverse Effect” shall be true and correct in all respects, and (iii) there shall be no continuing Event of Default under clause (a), (b), (h) or (i) of Article VII.

(d)      The Administrative Agent, the Arrangers and each Lender shall have received all fees and other amounts due and payable on or prior to the Funding Date pursuant to the Fee Letters or this Agreement, including, to the extent invoiced at least three Business Days prior to the Funding Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company hereunder.

(e)      The Acquired Company Refinancing shall be consummated substantially concurrently with the funding of the Loans on the Funding Date.

(f)      The Administrative Agent shall have received the following:

(i)      a certificate from the chief financial officer of the Company in the form attached hereto as Exhibit B certifying that the Company and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the related transactions, are Solvent; and

(ii)      a certificate, dated the Funding Date and signed by the President and Chief Executive Officer, a Vice President or a Financial Officer of the Company, certifying as to the satisfaction of the conditions set forth in Sections 4.02(a), 4.02(c) and 4.02(e) as of the Funding Date.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees, with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent, which will make available to each Lender:

(a)      as soon as available, and in any event within 95 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related audited consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, in each case setting forth in comparative form the figures for the previous fiscal year, all reported on by an independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)      as soon as available, and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and related unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter (other than in the case of the statements of cash flows) and the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)      within five Business Days after any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company’s audited financial statements referred to in Section 3.04 or theretofore most recently delivered under clause (a) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)      promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act or Beneficial Ownership Regulation; and

(e)      promptly following any request therefor, such other information regarding the operations, business affairs, assets and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request, it being understood that the Company may require any Lender receiving such information to confirm in writing its confidentiality obligations under Section 11.12.

Information required to be delivered pursuant to clauses (a) and (b) of this Section shall be deemed to have been delivered on the date on which the Company publicly posts such information, or the annual or quarterly reports containing such information, on the Company’s website at http://www.cencora.com or such information, or such reports, shall be publicly available on the Securities and Exchange Commission’s website at http://www.sec.gov or on an Approved Electronic Platform. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02. Notices of Default. The Company will furnish to the Administrative Agent and each Lender, promptly after any Financial Officer or other executive officer of the Company obtains knowledge thereof, written notice of the occurrence of any Default. Each notice delivered under this Section 5.02 (a) shall be in writing, (b) shall contain a heading or reference line that reads “Notice under Section 5.02 of 364-Day Term Credit Agreement dated as of January 12, 2026” and (c) shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except (other than as to the preservation of the legal existence of any Loan Party) where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Taxes. The Company will, and will cause each of the Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties. The Company will, and will cause each of the Subsidiaries to, keep and maintain all property used in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Books and Records; Inspection and Audit Rights. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which true and correct in all material respects entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent registered public accounting firm, all at such reasonable times and subject to such reasonable notice requirements and other procedures as shall from time to time be agreed upon by the Company and the Administrative Agent; provided that the Administrative Agent may not exercise such rights more often than once in any period of 12 consecutive months, unless an Event of Default has occurred and is continuing.

SECTION 5.07. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds.  The proceeds of the Loans will be used (i) to pay a portion of the consideration for the Specified Acquisition, (ii) for the Acquired Company Refinancing and (iii) to pay the fees and expenses incurred in connection with the Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations U and X.

(a)      The Company will not use or permit the use of the proceeds of any Borrowing (i) for the purpose of financing a payment to any Person in violation of applicable Anti-Corruption Laws, (ii) for the purpose of financing any activity or transaction of or with any Sanctioned Person or in any Sanctioned Country or (iii) in any manner that would result in the violation of any applicable Sanctions by any party hereto.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees, with the Lenders that:

SECTION 6.01. Subsidiary Indebtedness. The Company will not permit any Subsidiary to enter into any inventory securitization transaction or to create, incur, assume or permit to exist any Indebtedness, other than:

(a)      Indebtedness of a Securitization Entity under the Existing Securitization or any other Securitization;

(b)      Indebtedness of any Subsidiary that is a “Borrowing Subsidiary” under, and as defined in, the Existing Revolving Credit Agreement (or any refinancing or replacement thereof), provided that the aggregate principal amount of Indebtedness permitted by this clause (b) shall not exceed US$5,500,000,000;

(c)      Indebtedness of any Subsidiary owed to the Company or any other Subsidiary; provided that such Indebtedness shall not have been transferred to any Person other than the Company or any Subsidiary;

(d)      Indebtedness of any Domestic Subsidiary that shall have executed and delivered an irrevocable Guarantee of the Obligations satisfactory in form and substance to the Administrative Agent (which, in the case of any Subsidiary that is not an “eligible contract participant” as defined in the Commodity Exchange Act, will be qualified as required to ensure compliance with the Commodity Exchange Act and any regulations thereunder);

(e)      Indebtedness of any Foreign Subsidiary; provided that (i) such Indebtedness shall not be Guaranteed by any Domestic Subsidiary and (ii)  at the time of and after giving effect to the incurrence of any such Indebtedness, the aggregate principal amount of all Indebtedness outstanding in reliance on this clause (e) does not exceed 20% of that portion of the Consolidated Tangible Assets as of the last day of the then most recently ended Test Period as is attributable to Foreign Subsidiaries;

(f)      Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets acquired, constructed or improved by such Subsidiary; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and any refinancings, refundings, renewals, amendments or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, amendment or extension except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(g)      Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in an Acquisition consummated after the Closing Date, provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger, consolidation or amalgamation) or such assets being acquired; and any refinancings, refundings, renewals, amendments or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, amendment or extension except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith; and

(h)      other Indebtedness of any Subsidiary, provided that at the time of and after giving effect to the incurrence of any such Indebtedness, the sum, without duplication, of (i) the aggregate principal amount of all Indebtedness outstanding in reliance on this clause (h) and (ii) the aggregate outstanding principal amount of Indebtedness secured by Liens in reliance on Section 6.02(h) does not exceed 5% of Consolidated Tangible Assets as of the last day of the then most recently ended Test Period.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)      (i) Permitted Encumbrances, (ii) Liens created under the Loan Documents and (iii) Liens created under the Existing Revolving Credit Agreement (or any refinancing or replacement thereof) to secure obligations in respect of letters of credit issued thereunder;

(b)      any Lien on any asset of the Company or any Subsidiary existing on the Closing Date and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(c)      any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the Closing Date prior to the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith;

(d)      Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens secure only Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, including any Capital Lease Obligations or other Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection therewith, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other assets of the Company or any Subsidiary;

(e)      Liens on accounts receivable (and related assets) and the Proceeds thereof existing or deemed to exist in connection with (i) any Factoring Arrangement, solely to the extent arising as a result of a recharacterization of a sale of accounts receivable thereunder, or (ii) any Securitization permitted pursuant to Section 6.01;

(f)      Liens on assets of any Foreign Subsidiary securing Indebtedness of any Foreign Subsidiary permitted by Section 6.01;

(g)      Liens on the net cash proceeds of any Acquisition Indebtedness held in escrow by a third party escrow agent prior to the release thereof from escrow; and

(h)      other Liens securing Indebtedness or other obligations; provided that at the time of and after giving effect to the incurrence of such Indebtedness or obligations, the sum, without duplication, of (i) the aggregate outstanding principal amount of Indebtedness or other obligations secured by Liens in reliance on this clause (h) and (ii) the aggregate principal amount of Indebtedness outstanding in reliance on Section 6.01(h) does not exceed 5% of Consolidated Tangible Assets as of the last day of the then most recently ended Test Period.

SECTION 6.03. Fundamental Changes. The Company will not, and will not permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing, (a) any Subsidiary or other Person may merge, consolidate or amalgamate with the Company in a transaction in which the Company is the surviving or continuing corporation, (b) any Subsidiary may merge, consolidate or amalgamate with any Subsidiary in a transaction in which the surviving or continuing entity is a Subsidiary, (c) any Acquisition may be accomplished by a merger, consolidation or amalgamation of one or more Subsidiaries in a transaction in which the surviving or continuing entity is a Subsidiary, (d) any Disposition may be accomplished by a merger, consolidation or amalgamation of one or more Subsidiaries in a transaction in which the surviving or continuing entity is not a Subsidiary and (e) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

SECTION 6.04. Asset Sales. The Company will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to any Person.

SECTION 6.05. Leverage Ratio. The Company will not permit the Leverage Ratio as of the last day of any Test Period to exceed 4.00 to 1.00; provided that upon the consummation of any Material Acquisition that involves payment of cash consideration of at least US$500,000,000 and the written election of the Company to the Administrative Agent (which shall deliver a copy to the Lenders), the maximum permitted Leverage Ratio set forth above shall increase to 4.50 to 1.00, with respect to the last day of the fiscal quarter of the Company during which such Material Acquisition is consummated and the last day of the first, second and third full fiscal quarters of the Company ending after the date of the consummation of such Material Acquisition; provided, however, that the Company shall not be permitted to make such an election if the Company has theretofore made such an election unless the Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of the Company ended since the date of such prior election did not exceed 4.00 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (each, an “Event of Default”) shall occur:

(a)     the Company shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)     the Company shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)      any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or any certificate furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)      the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of the Company) or 5.08 or in Article VI;

(e)     any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)      the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable prior to the expiration of any grace period applicable to such payment;

(g)      any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that results in any Material Indebtedness being required to be prepaid, repurchased, redeemed or defeased, in each case, prior to its scheduled maturity (or, in the case of any Securitization or Hedging Agreement, that results in the termination thereof prior to its scheduled termination); provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of, or a casualty or condemnation event with respect to, the property or assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase or redemption thereof or, in the case of a Hedging Agreement, any voluntary termination thereof, (iii) any prepayment, repurchase, redemption or defeasance of any Acquisition Indebtedness if the related Acquisition is not consummated, (iv) customary debt, equity and asset sale proceeds prepayment requirements contained in any bridge or other interim credit facility and (v) any Indebtedness of any Person assumed in connection with an Acquisition to the extent that such Indebtedness is repaid, repurchased or redeemed (or offered to be repaid, repurchased or redeemed) as required by the terms thereof in connection with such Acquisition;

(h)      an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, bankruptcy, reorganization or other relief in respect of the Company or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, administrator, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)      the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(e)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, administrator, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j)      the Company or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)      one or more judgments for the payment of money in an aggregate amount in excess of US$250,000,000 which is not paid or fully covered by insurance shall be rendered against the Company, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Significant Subsidiary to enforce any such judgment;

(l)      an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)     any Guarantee under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, binding and enforceable obligation of the Company or the applicable Loan Party; or

(n)      a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder or under any of the other Loan Documents, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall immediately and automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder or under any of the other Loan Documents, shall immediately and automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

Notwithstanding the foregoing, during the period from and including the Closing Date to and including the earlier of the termination of the Commitments or the funding of the Loans on the Funding Date, and notwithstanding (a) any failure by the Company or any of its Subsidiaries to comply with any of the covenants set forth in Article V or VI, (b) the occurrence of any Event of Default (other than any Event of Default under clause (b) (solely as to the Duration Fees) or clause (h) or (i) of this Article VII) or (c) any provision to the contrary in this Agreement, neither the Administrative Agent nor any Lender shall be entitled (other than in the case of any Event of Default under clause (b) (solely as to the Duration Fees) or clause (h) or (i) of this Article VII) (i) to rescind, terminate or cancel the Commitments pursuant to this Article, or exercise any right or remedy under this Agreement, to the extent to do so would prevent, limit or delay the making of the Loans, (ii) to refuse to participate in making its Loans or (iii) to exercise any right of set-off (including pursuant to Section 11.08) or counterclaim in respect of its Loans to the extent to do so would prevent, limit or delay the making of its Loans; provided that, for the avoidance of doubt, (i) the making of Loans shall be subject to the satisfaction (or waiver in accordance with Section 11.02) of the conditions set forth in Section 4.02 and (ii) the Commitments shall be reduced as provided in Section 2.09. For the avoidance of doubt, (x) the rights and remedies of the Lenders, the Arrangers and the Administrative Agent with respect to any condition set forth in Section 4.02 shall not be limited in the event that any such condition is not satisfied (or waiver in accordance with Section 11.02) on the Funding Date, (y) immediately after the funding of the Loans on the Funding Date, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders hereunder shall be available and may be exercised by them notwithstanding that such rights, remedies or entitlements were not available prior to such time under this paragraph and (z) nothing in this paragraph shall affect the rights, remedies or entitlements (or the ability to exercise the same) of the Administrative Agent or the Lenders with respect to any Event of Default under clause (b) (solely as to the Duration Fees) or clauses (h) and (i) of this Article VII.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Authorization and Action.  Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(a)      The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b)      The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder and under the other Loan Documents shall be administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Company and its Subsidiaries. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (ii) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Company, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).

(c)      The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “Notice of Default”) is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance to the making of such Loan. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.08, and then only to as and to the extent specified in such notice, and any determination of whether the Required Lenders or any other requisite Lenders shall have provided any consent or direction in connection with this Agreement or any other Loan Document shall not be affected by any subsequent delivery to the Administrative Agent of any such written notice. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from (A) the form or substance of any Guarantee executed by any Domestic Subsidiary as contemplated by Section 6.01(d) or (B) any determination that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender.

(d)      The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)      The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(f)      In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)      to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 11.03) allowed in such judicial proceeding; and

(ii)      to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 11.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender, or to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.02. Posting of Communications.  The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on an Approved Electronic Platform.

(a)      Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(b)      EACH OF THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM OR THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, THE “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(c)      Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(d)      Each of the Lenders and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e)      Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.03. Successor Administrative Agent. Subject to the provisions of this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject (except during the existence of an Event of Default) to the approval of the Company (not to be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, subject (except during the existence of an Event of Default) to the approval of the Company (not to be unreasonably withheld or delayed). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (y) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Administrative Agent’s resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 8.04. Acknowledgements of Lenders.  Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Company and its Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, the Syndication Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender and to make, acquire or hold Loans and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.

(a)      Each Lender, by becoming a party to this Agreement, including by delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

(b)      If the Administrative Agent (A) notifies a Lender or any Person that has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 8.04(c)(ii)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (B) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.04(c)(i) and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient that received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the Overnight Rate. A notice of the Administrative Agent to any Payment Recipient under this Section 8.04(c) shall be conclusive, absent manifest error.

(ii)      Without limiting Section 8.04(c)(i), each Lender or any Person that has received funds on behalf of a Lender agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(A)      it acknowledges and agrees that (i) in the case of immediately preceding clause (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (ii) an error and mistake have been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(B)      such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to Section 8.04(c)(ii).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.04(c)(ii) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.04(c)(i) or on whether or not an Erroneous Payment has been made.

(iii)      Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 8.04(c)(i).

(iv)      In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with Section 8.04(c)(i), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient that received such Erroneous Payment (or portion thereof) on its behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitment) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitment), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Company or the Administrative Agent (but the failure of such Lender to deliver any such promissory notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall relinquish its rights as a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its Commitment, which shall survive as to such assigning Lender, (D) the Administrative Agent and the Company shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Lender and such Commitment shall remain available in accordance with the terms of this Agreement.

(v)      Subject to Section 11.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Company or otherwise)), the Administrative Agent may, in its discretion, sell any Loan acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(vi)      The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient that has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Company’s obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Company or any other Loan Party; provided that this Section 8.04(c)(vi) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Company relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided further that, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company or any other Loan Party for the purpose of making such Erroneous Payment.

(vii)      To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(viii)      Each party’s obligations, agreements and waivers under this Section 8.04(c) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under the Loan Documents.

(c)      Each Lender acknowledges that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Company and its Subsidiaries) between the Company and its Affiliates, on the one hand, and Citibank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Company and its Affiliates may provide information, including updates to previously provided information to Citibank, N.A. and its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of the role of Citibank, N.A. as administrative agent hereunder. Each Lender acknowledges that neither Citibank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any of its Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and the Company, any of its Affiliates or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders or any formal or informal committee or ad hoc group of such Lenders, including at the direction of the Company.

SECTION 8.05. Certain ERISA Matters. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)      such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii)      the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)      (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)      such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and the Arrangers in their sole discretion, and such Lender.

In addition, unless either (1) the immediately preceding clause (i) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with the immediately preceding clause (iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent and the Arrangers are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Arrangers under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.06. Miscellaneous.  Notwithstanding anything herein to the contrary, neither any Arranger nor any Person named on the cover page of this Agreement as a Syndication Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity as a Lender), but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder and under the other Loan Documents.

(a)      The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except for the Company’s rights under Section 8.03, none of the Company or other Loan Parties shall have any rights as a third party beneficiary of any such provisions.

ARTICLE IX

[Reserved]

ARTICLE X

[Reserved]

ARTICLE XI

Miscellaneous

SECTION 11.01. Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)      if to the Company, to it at 1 West First Avenue, Conshohocken, PA 19428, Attention of Mahaveer Jain, Senior Vice President and Treasurer (email: mahaveer.jain@cencora.com), with a copy to the Company, Attention of Elizabeth S. Campbell, Executive Vice President and Chief Legal Officer, email: elizabeth.campbell@cencora.com;

(ii)      if to Citibank, N.A. in its capacity as Administrative Agent, to it at:

Citibank, N.A.
One Penns Way, Ops II, Floor 2
New Castle, Delaware 19720
Attention: Lending Agency
Email: usagencyservicing@citi.com;

with a copy to:

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention: Eugene Yermash
Email: eugene.yermash@citi.com;

(iii)      if to any Lender, to it at its address (or telephone number or email address, as applicable) set forth in its Administrative Questionnaire.

(b)      Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices and other communications delivered through email or an Approved Electronic Platform to the extent provided in paragraph (c) below shall be effective as provided in such paragraph.

(c)      Notices and other communications to the Lenders hereunder may be, in addition to email, delivered or furnished by other electronic communications or using an Approved Electronic Platform pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication or using an Approved Electronic Platform. Any notices or other communications to the Administrative Agent or the Company may be, in addition to email, delivered or furnished by other electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited or rescinded by such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Approved Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)      Any party hereto may change its address, telephone number or email for notices and other communications hereunder by notice, in the case of the Administrative Agent or the Company, to the other parties hereto and, in the case of any Lender, by notice to the Administrative Agent and the Company.

SECTION 11.02. Waivers; Amendments.  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document (including as a result of the operation of the final paragraph of Article VII) shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(a)      Except as provided in Section 11.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders and acknowledged by the Administrative Agent or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender, or change the currency in which Loans are available thereunder, without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled final maturity of any Loan or any scheduled date for the payment of any interest or fees payable hereunder (in each case, other than as a result of any waiver of any default interest applicable pursuant to Section 2.13(d)), or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (in each case, other than as a result of any waiver of any default interest applicable pursuant to Section 2.13(d)), without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby or change Section 2.09(d) in a manner that would alter the requirement that reduction of Commitments be ratable, in each case, without the written consent of each Lender or (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

(b)      Notwithstanding anything to the contrary in paragraph (b) of this Section:

(i)      any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;

(ii)      any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Administrative Agent if (1) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (2) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made and all other amounts owing to it or accrued for its account under this Agreement;

(iii)      any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Company and the Required Lenders;

(iv)      this Agreement may be amended in a manner provided in Section 2.14(b); and

(v)      no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of Section 11.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(c)      The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 11.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 11.03. Expenses; Limitation of Liability; Indemnity.  The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent, the Arrangers and their Affiliates, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Arranger or any Lender, including the fees, charges and disbursements of any outside counsel for the Administrative Agent, any Arranger or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(a)      To the extent permitted by applicable law (i) the Company and any other Loan Party shall not assert, and each of the Company and the other Loan Parties hereby waives, any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions or any Loan or the use of the proceeds thereof; provided that, nothing in this Section 11.03(b) shall relieve the Company or any other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 11.03(c) or elsewhere in the Loan Documents, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(b)      The Company shall indemnify each Lender-Related Person (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, (ii) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (iii) any Loan or the use of the proceeds therefrom, (iv) any Environmental Liability related in any way to the Company or any of the Subsidiaries or (v) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether initiated by any Indemnitee, the Company, any other party hereto or a third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence or willful misconduct of such Indemnitee or (B) other than in the case of the Administrative Agent, a material breach by such Indemnitee of its obligations under the Loan Documents.

(c)      To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing under paragraph (a) or (c) of this Section, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) in its capacity or in fulfilling its role as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity or role. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate outstanding Loans or unused Commitments at the time (or most recently outstanding or in effect).

(d)      All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 11.04. Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (f) of this Section), the Arrangers, the Syndication Agent and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agent and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(a)      Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Loans) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)      the Company; provided that (x) no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee, and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof; and

(B)      the Administrative Agent.

(ii)      Assignments shall be subject to the following additional conditions:

(A)      except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of any Commitment or Loan of the assigning Lender, the amount of each Commitment or Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent shall otherwise consent; provided that (x) no such consent of the Company shall be required if an Event of Default has occurred and is continuing and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof;

(B)      each partial assignment of a Commitment or Loan shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)      the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform), together with a processing and recordation fee of US$3,500; and

(D)      the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17 and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal, State and foreign securities laws.

(b)      Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(c)      The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)      Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)      Any Lender may, without notice to or the consent of the Company, the Administrative Agent or any other Lender, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)      Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 11.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 11.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.06. Counterparts; Integration; Effectiveness; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, any separate letter agreements with respect to fees payable to the Administrative Agent or the Arrangers and their Affiliates and any provisions in any engagement letter executed and delivered by the Company in connection with the transactions contemplated hereby that by the express terms of such engagement letter survive the execution or effectiveness of this Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as of the Closing Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(a)      Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, that, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company and each other Loan Party hereby (1) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Company and the other Loan Parties, Electronic Signatures transmitted by emailed ..pdf or any other electronic means that reproduce an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (2) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (3) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (4) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages or liabilities arising as a result of the failure of the Company or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 11.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process.  This Agreement, and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby, shall be construed in accordance with and governed by the laws of the State of New York; provided, however, that (i) the determination of the accuracy of any Acquisition Agreement Representations and whether as a result of any breach of any Acquisition Agreement Representation the Company (or its Subsidiary) has the right to terminate its obligations under the Specified Acquisition Agreement, or to decline to consummate the Specified Acquisition pursuant to the Specified Acquisition Agreement and (ii) the determination of whether the Specified Acquisition has been consummated in accordance with the terms of the Specified Acquisition Agreement shall, in each case, be governed by the laws of the State of Delaware applicable to contracts made and performed in the State of Delaware without giving effect to the choice of law principles of the State of Delaware that would require or permit the application of the laws of another jurisdiction.

(a)      Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and the Supreme Court of the State of New York, in each case, sitting in New York County, and any appellate court from any thereof, in any action or proceeding (whether in contract or tort or otherwise) arising out of or relating to any Loan Document and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it shall be brought, and heard and determined, exclusively in such Federal court or, in the event such Federal court lacks subject matter jurisdiction, such New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)      Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)      Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in the Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.12. Confidentiality. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any manner except in connection with this Agreement, except that Information may be disclosed (a) to its and its Affiliates’ Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality), (b) to the extent requested by any governmental, supervisory or regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (it being understood that, other than in the case of any request by any bank regulatory authority exercising examination or audit authority, it will to the extent reasonably practicable provide the Company with an opportunity to request confidential treatment from such authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to, or any credit insurance provider with respect to, the Company or any Subsidiary and its obligations, (g) with the written consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Company or any Subsidiary, (ii) becomes available to the Administrative Agent or such Lender on a nonconfidential basis from a source other than the Company or (iii) is independently developed by the Administrative Agent or any Lender, (i) on a confidential basis to (i) any rating agency in connection with the rating of the Company or its Subsidiaries or this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, (j) to market data collectors, similar service providers, including league table providers, to the lending industry, in each case, information of the type routinely provided to such providers, (k) to service providers to the Administrative Agent or any of the Lenders in connection with the administration or servicing of this Agreement, the other Loan Documents and the Commitments or Loans (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality) and (l) for purposes of establishing a “due diligence” defense. For the purposes of this Section, “Information” means all confidential information received from the Company relating to the Company or its businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Notwithstanding the foregoing, nothing in this Section 11.12 shall prohibit any Person from voluntarily disclosing or providing any Information to any Governmental Authority or self-regulatory authority to the extent that the prohibition on such disclosure otherwise set forth in this Section 11.12 shall be prohibited by the laws or regulations of, or applicable to, such Governmental Authority or self-regulatory authority.

SECTION 11.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any extension of credit hereunder, together with all fees, charges and other amounts which are treated as interest on such extension of credit under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender that made such extension of credit in accordance with applicable law, the rate of interest payable in respect of such extension of credit hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such extension of credit but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other extensions of credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 11.14. Certain Notices. Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Company, which information includes the names and addresses of the Company and other information that will allow such Lender to identify the Company in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 11.15. Non-Public Information.  Each Lender acknowledges that all information furnished to it pursuant to this Agreement by the Company or on its behalf and relating to the Company, the Subsidiaries or their businesses may include MNPI, and confirms that it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with the procedures and applicable law, including Federal, state and foreign securities laws.

(a)      All such information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement and the other Loan Documents will be syndicate-level information, which may contain MNPI. Accordingly, each Lender represents to the Company and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

SECTION 11.16. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges to be bound by:

(a)      the application of any Write-Down and Conversion Power by a Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)      the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancelation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

SECTION 11.17. No Fiduciary Duty. The Company agrees that in connection with all aspects of the Transactions and any communications in connection therewith, the Company and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such Transactions or communications. The Administrative Agent, the Lenders and their Affiliates may, in addition to providing or participating in commercial lending facilities such as provided hereunder, be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company and its Subsidiaries or other Affiliates, and none of the Administrative Agent, the Lenders or their Affiliates has any obligation to disclose any of such interests to the Company or any of its Subsidiaries or other Affiliates. To the fullest extent permitted by law, the Company hereby agrees not to assert any claims against the Administrative Agent, any Arranger, any Lender or any of their respective Affiliates with respect to any breach or alleged breach of fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 11.18. Acknowledgment Regarding any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(a)      In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first above written.

CENCORA, INC.

By:	/s/ Mahaveer Jain
Name: Mahaveer Jain
Title: Senior Vice President and Treasurer

[Signature Page to 364-Day Term Credit Agreement]

CITIBANK, N.A., individually and as Administrative Agent

By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.

By:	/s/ Gregory T. Martin
Name: Gregory T. Martin
Title: Executive Director

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

BANK OF AMERICA, N.A.

By:	/s/ Darren Merten
Name: Darren Merten
Title: Director

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Andrea S Chen
Name: Andrea S Chen
Title: Managing Director

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

BNP Paribas

By:	/s/ Valentin Detry
Name: Valentin Detry
Title: Vice President

By:	/s/ Marine Ausset
Name: Marine Ausset
Title: Vice President

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

SOCIETE GENERALE

By:	/s/ Shelley Yu
Name: Shelley Yu
Title: Director

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

MORGAN STANLEY BANK, N.A.

By:	/s/ Gannon McMorrow
Name: Gannon McMorrow
Title: Authorized Signatory

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Domenic D’Ginto
Name: Domenic D’Ginto
Title: Managing Director

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

The Toronto-Dominion Bank, New York Branch

By:	/s/ Mike Tkach
Name: Mike Tkach
Title: Authorized Signatory

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA

By:	/s/ Robb Gass
Name: Robb Gass
Title: Managing Director

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

TRUIST BANK, as Lender

By:	/s/ Tim Conway
Name: Tim Conway
Title: Vice President

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

U.S. Bank National Association

By:	/s/ Thomas Whitman
Name: Thomas Whitman
Title: Assistant Vice President

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By:	/s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director

By:	/s/ Armen Semizian
Name: Armen Semizian
Title: Managing Director

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

First National Bank of Pennsylvania

By:	/s/ David Diez
Name: David Diez
Title: Managing Director

[Signature Page to 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO

CENCORA, INC.

364-DAY TERM CREDIT AGREEMENT

MUFG Bank, Ltd.

By:	/s/ Andrew Moore
Name: Andrew Moore
Title: Authorized Signatory

[Signature Page to 364-Day Term Credit Agreement]

EXHIBIT A

[Form of]

Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including any Guarantee included in such facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Loan Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	_________________________

2.	Assignee:	_________________________
[and is [a Lender] [an [Affiliate]/[Approved Fund] of [identify Lender]]1]

3.	Borrower:	Cencora, Inc.

4.	Administrative Agent:	Citibank, N.A., as administrative agent

5.	Credit Agreement:	364-Day Term Credit Agreement dated as of January 12, 2026, among Cencora, Inc., the Lenders from time to time party thereto and Citibank, N.A., as administrative agent.

1 Select as applicable.

Form of Assignment and Assumption

7.	Assigned Loan Interest:

	Aggregate Amount of Commitments / Loans of all Lenders		Amount of Commitments / Loans Assigned	Percentage Assigned of Aggregate Amount of Commitments / Loans of all Lenders[2]
Commitments / Loans	US$	[•]	US$	%

Effective Date:    ________________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws.

[signature pages follow]

2 Set forth, to at least nine decimals.

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

[name of assignor], as Assignor,

by
Name:
Title:

[name of assignee], as Assignee,

by
Name:
Title:

Consented to and Accepted:

CITIBANK, N.A., as Administrative Agent,

by
Name:
Title:

Form of Assignment and Assumption

[Consented to:][3]

CENCORA, INC.,
by
Name:
Title:

3 To be added only if the consent of the Company is required by Section 11.04(b) of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1

to Form of Assignment and Assumption

Cencora, Inc.

364-Day Term Credit Agreement

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Loan Interest, (ii) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, except for its representations and warranties set forth herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a Lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee and satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Loan Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Loan Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Loan Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Loan Interest, is experienced in acquiring assets of such type, (v) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b) thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04(a) thereof), as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Loan Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Syndication Agent, the Assignor, any other Lender or any of the Related Parties of any of the foregoing, and (vi) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.17 thereof), duly completed and executed by the Assignee and (b) agrees that it will (i) independently and without reliance on the Administrative Agent, any Arranger, the Syndication Agent, the Assignor, any other Lender or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the matters set forth in Section 8.04 of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility.

Form of Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Loan Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, each of which shall constitute an original and all of which when taken together shall constitute one agreement. Subject to Section 11.06(b) of the Credit Agreement, acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by an Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption and the provisions of Section 11.06 of the Credit Agreement are herein incorporated by reference mutatis mutandis. This Assignment and Assumption, and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Assumption and the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York.

Form of Assignment and Assumption

EXHIBIT B

[Form of]

SOLVENCY CERTIFICATE

[●], 2026

Reference is made to the 364-Day Term Credit Agreement, dated as of January 12, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cencora, Inc., the Lenders from time to time party thereto and Citibank, N.A., as administrative agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, the undersigned, solely in my capacity as the Chief Financial Officer of the Company, and not in my individual capacity, pursuant to Section 4.02(f)(i) of the Credit Agreement, do hereby certify that, on the date hereof after giving effect to the Transactions and the related transactions:

(a)	the fair value of the property of the Company and its Subsidiaries (taken as a whole) is greater than the total amount of liabilities, including contingent liabilities, of the Company and its Subsidiaries (taken as a whole) (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability);

(b)	the present fair salable value of the assets of the Company and its Subsidiaries (taken as a whole) is not less than the amount that will be required to pay the probable liability of the Company and its Subsidiaries (taken as a whole) on their debts as they become absolute and matured;

(c)	the Company and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they become absolute and matured; and

(d)	the Company and its Subsidiaries are not engaged in any business, as conducted on the Funding Date and as proposed to be conducted following the date hereof, for which the property of the Company and its Subsidiaries (taken as a whole) would constitute an unreasonably small capital.

B-1

Form of Solvency Certificate

IN WITNESS WHEREOF, I have delivered this Certificate as of the date first set forth above.

CENCORA, INC.

By:
Name:
Title: Chief Financial Officer

B-2

Form of Solvency Certificate

EXHIBIT C-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Term Credit Agreement dated as of January 12, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cencora, Inc., the Lenders from time to time party thereto and Citibank, N.A., as administrative agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[  ]

C-1-1

EXHIBIT C-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Term Credit Agreement dated as of January 12, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cencora, Inc., the Lenders from time to time party thereto and Citibank, N.A., as administrative agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[  ]

C-2-1

EXHIBIT C-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Term Credit Agreement dated as of January 12, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cencora, Inc., the Lenders from time to time party thereto and Citibank, N.A., as administrative agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[  ]

C-3-1

EXHIBIT C-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Term Credit Agreement dated as of January 12, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cencora, Inc., the Lenders from time to time party thereto and Citibank, N.A., as administrative agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[  ]

C-4-1